EXHIBIT 99.1

Epiq Systems Announces First Quarter 2012 Results -- Record Operating Revenue of $82.8 Million Was Led by eDiscovery Growth of 133%

KANSAS CITY, Kan., April 26, 2012 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the first quarter of 2012 with first quarter operating revenue (total revenue before operating revenue from reimbursed direct costs) achieving a record $82.8 million, up 53% compared to $54.2 million for the prior year. eDiscovery operating revenue in the first quarter of 2012 grew to a record $48.8 million, a 133% increase over the prior year. The eDiscovery segment is expected to drive operating revenue growth for the company in 2012 and is projected to represent up to two-thirds of the company's annual operating revenue for the year.

Net income for the first quarter of 2012 was $2.0 million compared to $3.1 million for the year ago quarter. Net income per share for the first quarter of 2012 was $0.06 per share compared to $0.08 per share for the year ago quarter. The change in net income compared to the year ago quarter resulted primarily from a $1.0 million (net of tax) increase in acquisition-related expenses and a $1.8 million (net of tax) increase in amortization of acquisition intangibles expense. It is typical for net income to be burdened with higher non-operational expenses such as these in the initial periods immediately following an acquisition.

First quarter 2012 Non-GAAP net income was $8.4 million, up 21% compared to $6.9 million for the year ago quarter. First quarter 2012 Non-GAAP net income per share was $0.23 per share, up 21% compared to $0.19 per share for the year ago quarter. First quarter 2012 non-GAAP adjusted EBITDA was $22.6 million, up 29% compared to $17.4 million for the year ago quarter. The profit improvement was primarily impacted by growth of the company's eDiscovery business.

First quarter 2012 net cash provided by operating activities was $15.1 million, up 40% compared to $10.8 million for the year ago quarter.

Condensed consolidated statements of income, balance sheets and cash flow statements are attached.

First quarter 2012 operating revenue for the eDiscovery segment increased 133% to $48.8 million compared to $21.0 million for the year ago quarter.  First quarter 2012 non-GAAP adjusted EBITDA was $17.6 million, up 79% compared to $9.8 million for the year ago quarter. eDiscovery is Epiq's largest segment, representing 59% of total first quarter 2012 operating revenue compared to 39% for the year ago quarter.  The eDiscovery segment is expected to continue being the primary driver of operating revenue growth for the company in 2012 and is projected to represent up to two-thirds of the company's total operating revenue for the year. As a leader in the industry with its end-to-end technology and services, Epiq is well positioned for continued growth in a marketplace that remains largely fragmented.

First quarter 2012 operating revenue for the Bankruptcy segment was $24.2 million compared to $22.8 million for the year ago quarter, reflecting modest growth even in challenging market conditions. First quarter 2012 non-GAAP adjusted EBITDA was $11.7 million compared to $12.5 million for the year ago quarter. The Bankruptcy segment's results reflect the impacts of strong activity for current corporate restructuring matters and creditor monitoring of bankruptcy cases as well as the impacts of declining bankruptcy filings. Epiq continues to be a market leader in the bankruptcy marketplace.

First quarter 2012 operating revenue for the Settlement Administration segment was on target with plan at $9.8 million compared to $10.5 million in the year ago quarter. Non-GAAP adjusted EBITDA was $2.5 million for the first quarter of 2012 compared to $1.3 million for the year ago quarter. Settlement Administration operating revenue is variable from quarter-to-quarter and is expected to achieve double digit annual growth in 2012 compared to 2011. Non-GAAP adjusted EBITDA in the first quarter of 2012 was favorable compared to the prior year due to a lower volume of fixed price per transaction matters in the overall mix in 2012 when compared to the prior year quarter.

Tom W. Olofson, chairman and CEO of Epiq Systems stated, "We are pleased that 2012 financial results are starting with such strength. Our eDiscovery segment continues to be the growth driver for the company, exhibiting its best quarter in the history of the franchise. We have a top position in the global marketplace for eDiscovery technology and related services, and we anticipate continued strong growth in this segment as we progress through the year and eDiscovery becomes a larger component of the company's total revenue."

Key events:

  At the 2012 LegalTech conference, Epiq's eDiscovery business hosted two panel discussions with industry thought leaders from global law firms, the judiciary, a government regulatory agency and legal technology companies focusing on the future of eDiscovery. The first panel addressed emerging trends that have the power to shape the future of discovery and proposed methods for coping with new challenges. The second panel discussed best practices for early case assessment, predictive coding, conceptual search and legal process outsourcing.

  The company recently released Epiq Portal™, an industry-changing, web-based eDiscovery platform which provides clients unprecedented real-time visibility into discovery projects.  Key benefits include cost-based reporting and budgeting tools, activity tracking, trend analysis and a project management console.

  Banking Portal™, a centralized hub for processing online banking transactions across Epiq's family of bankruptcy products was also recently released. The product facilitates the rapid on-boarding of new banks and provides ebanking capabilities.

  On February 17, 2012, Epiq paid a cash dividend of 5.0 cents per share of outstanding common stock. On March 1, 2012, the Board of Directors declared a cash dividend of 5.0 cents per share of outstanding common stock, which will be paid on May 18, 2012 to stockholders of record at the close of business on April 16, 2012.

Conference Call

Epiq will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. International participants may dial (631) 813-4730. An archive of the internet broadcast will be available on Epiq's website until the next earnings update. A recording of the call will also be available through May 26, 2012 beginning approximately two hours after the call ends. To access the recording, please call (855) 859-2056 and enter conference ID number 68538394.

About Epiq Systems

Epiq Systems is a leading global provider of technology-enabled solutions for electronic discovery, bankruptcy and class action administration. We offer full-service capabilities, which include litigation, investigations, financial transactions, regulatory compliance and other legal matters for eDiscovery. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes).  Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40%, except for the non-qualified portion of share-based compensation, to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate.  Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2012	2011

REVENUE:
Operating revenue before reimbursed direct costs	$ 82,827	$ 54,213
Operating revenue from reimbursed direct costs	5,645	5,409
Total Revenue	88,472	59,622

OPERATING EXPENSE:
Direct costs (exclusive of depreciation and amortization shown separately below)	32,076	19,397
Reimbursed direct costs	5,568	5,337
General and administrative	32,032	19,290
Depreciation and software and leasehold amortization	6,728	5,207
Amortization of identifiable intangible assets	6,769	3,766
Other operating (income) expense	(171)	483
Total Operating Expense	83,002	53,480

INCOME FROM OPERATIONS	5,470	6,142

INTEREST EXPENSE (INCOME):
Interest expense	2,726	810
Interest income	(6)	(5)
Net Interest Expense	2,720	805

INCOME BEFORE INCOME TAXES	2,750	5,337

PROVISION FOR INCOME TAXES	711	2,255

NET INCOME	$ 2,039	$ 3,082

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.06	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	36,447	36,487

Cash dividends declared per common share	$0.05	$0.07

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
ASSETS:
Cash and cash equivalents	$6,674	$2,838
Trade accounts receivable, net	94,056	89,619
Property and equipment, net	43,607	46,773
Goodwill	404,162	402,736
Other intangibles, net	81,547	88,087
Other	45,801	48,611

TOTAL ASSETS	$675,847	$678,664

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$12,889	$12,048
Indebtedness	260,088	263,478
Other liabilities	69,503	70,219
EQUITY	333,367	332,919

TOTAL LIABILITIES AND EQUITY	$675,847	$678,664

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,039	$3,082
Non-cash adjustments to net income:
Depreciation and amortization	13,497	8,973
Other, net	4,075	4,254
Changes in operating assets and liabilities, net	(4,515)	(5,556)
Net cash provided by operating activities	15,096	10,753

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(4,232)	(5,764)
Net cash used in investing activities	(4,232)	(5,764)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	(3,517)	5,698
Repurchase of common stock	(1,868)	(10,858)
Cash dividends paid	(1,787)	(1,239)
Other	40	316
Net cash used in financing activities	(7,132)	(6,083)

Effect of exchange rate changes on cash	104	5

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$3,836	$ (1,089)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011

NET INCOME	$2,039	$3,082
Plus:
Depreciation and amortization	13,497	8,973
Share-based compensation	1,854	1,837
Acquisition-related expense (1)	2,169	483
Expense related to financing, net (2)	2,052	805
Litigation expense	241	--
Provision for income taxes	711	2,255
	20,524	14,353
NON-GAAP ADJUSTED EBITDA	$22,563	$17,435

(1) Acquisition-related expense includes direct acquisition costs as well as compensation and accretion expenses related to future potential contingent consideration.
(2) Expense related to financing excludes the accretion of discount related to acquisition-related obligations and is net of interest income.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2012	2011

NET INCOME	$2,039	$3,082
Plus (net of tax(1)) :
Amortization of acquisition intangibles	4,061	2,260
Share-based compensation	1,094	1,080
Acquisition-related expense (2)	1,301	290
Loan fee amortization	113	73
Litigation expense	145	--
Effective tax rate adjustment (3)	(389)	120
	6,325	3,823
NON-GAAP NET INCOME	$8,364	$6,905
NON-GAAP NET INCOME PER SHARE - DILUTED	$0.23	$0.19

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) Acquisition-related expense includes direct acquisition costs as well as compensation and accretion expenses related to future potential contingent consideration.
(3) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011

eDiscovery	$48,848	$20,971
Bankruptcy	24,229	22,774
Settlement Administration	9,750	10,468

TOTAL OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS	$82,827	$54,213

EPIQ SYSTEMS, INC.
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended March 31,
	2012	2011

eDiscovery	$17,593	$9,831
Bankruptcy	11,725	12,499
Settlement Administration	2,494	1,308
Corporate and Unallocated (1)	(9,249)	(6,203)

TOTAL NON-GAAP ADJUSTED EBITDA	$22,563	$17,435

(1) Non-GAAP corporate and unallocated adjusted EBITDA excludes acquisition-related expense for compensation related to future potential contingent consideration and litigation expense.

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2012	2011

NET INCOME	$2,039	$3,082
Amounts re-allocated to nonvested shares	(6)	--
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$2,033	$3,082

NON-GAAP NET INCOME	$8,364	$6,905
Amounts re-allocated to nonvested shares	(6)	--
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$8,358	$6,905

BASIC WEIGHTED AVERAGE SHARES	35,478	35,092
Adjustment to reflect share-based awards	969	1,395
DILUTED WEIGHTED AVERAGE SHARES	36,447	36,487

NET INCOME PER SHARE – DILUTED	$0.06	$0.08

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.23	$0.19
CONTACT: Lew P. Schroeber, Investor Relations, 913-621-9500
         ir@epiqsystems.com or visit us online at www.epiqsystems.com